Exhibit 99.906CERT

Rule 30a-2(b) CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Alger Portfolios - Alger Small Cap Growth Portfolio, do hereby certify, to such officer's knowledge, that:

(1)
The semi-annual report on Form N-CSR of the Registrant for the period ended June 30, 2022 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

 and
(2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Alger Portfolios - Alger Small Cap Growth Portfolio

By:	/s/ Hal Liebes
Name:	Hal Liebes
Title:	President
Date:	August 18, 2022
The Alger Portfolios
Alger Small Cap Growth Portfolio

By:	/s/ Michael D. Martins
Name:	Michael D. Martins
Title:	Treasurer
Date:	August 18, 2022
The Alger Portfolios
Alger Small Cap Growth Portfolio

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.